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INDEPENDENT  AUDITORS'  CONSENT                                    Exhibit (23)


KIMBERLY-CLARK  CORPORATION:

We consent to the incorporation by reference in Kimberly-Clark Corporation's Registration Statements on Form S-8 (Nos. 33-5299, 33-49050, 33-58402, 33-64063, 33-64689, 33-64931, 333-02607, 333-06996, 333-17367, 333-38385,
333-43647, 333-71661, 333-94139, 333-85099, and 333-51922) and on Form S-3
(Nos. 33-52343, 333-45399 and 333-68903) of our reports  dated  January 23,
2001 appearing in and incorporated by reference in this Annual Report on Form 10-K of Kimberly-Clark Corporation.




/s/ Deloitte & Touche LLP
-------------------------
DELOITTE  &  TOUCHE  LLP

Dallas,  Texas
March  21,  2001